UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 3, 2014, Violin Memory, Inc. (the “Company”) conducted its 2014 annual meeting of stockholders (the “Annual Meeting”). During the Annual Meeting, the following proposals were voted upon and approved:

Proposal 1: To elect two Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders or until their successors are elected and qualified.

Directors	For	Withheld
David B. Walrod	18,991,327	16,814,674
Richard N. Nottenburg	35,574,532	231,469

There were 33,162,230 shares represented by broker non-votes.

Proposal 2: To approve the Company’s Executive Incentive Plan, solely to preserve the ability to receive corporate income tax deductions that otherwise may be disallowed pursuant to Internal Revenue Code Section 162(m).

For	Against	Abstain	Broker Non-Votes
33,996,857	926,018	883,126	33,162,230

Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstain	Broker Non-Votes
65,149,580	172,760	3,645,891	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: September 5, 2014	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer